OrthoPediatrics Corp. Reports Fourth Quarter and Full Year 2019 Financial Results

Consecutive year of record annual revenue with 26.0% year-over-year growth to $72.6 million

Full year 2020 revenue growth guidance in the range of 22% to 24%

WARSAW, Indiana, March 4, 2020 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq:KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter / Full Year 2019 & Recent Highlights
•Increased total revenue to $19.0 million for fourth quarter 2019, up 30.1% from $14.6 million in fourth quarter 2018, driving consecutive year of annual record setting revenue of $72.6 million for full year 2019, up from $57.6 million or 26.0% year-over-year
•Generated Adjusted EBITDA of ($1.1) million for full year 2019, up from ($3.5) million in full year 2018
•Increased the domestic sales organization to 167 consultants, up 27.5% from fourth quarter 2018
•Deployed $18.2 million of consignment sets for full year 2019, up 51.7% compared to $12.0 million in the same period prior year
•Launched PediFoot Deformity Correction System and QuickPack™ bone graft substitute in fourth quarter 2019 and expanded product portfolio offering to 33 surgical systems in 2019, up 27% from 26 in the fourth quarter 2018
•Strengthened cash position with $60 million in net proceeds from follow-on offering in December 2019
•Divested assets related to the adult product offering of our subsidiary, Vilex in Tennessee, Inc., in December 2019 and fully repaid debt facility used to finance the original acquisition
•Provided full year 2020 revenue guidance of growth in the range of 22%-24% and investment in consignment sets to be in a range of $19-$21 million

Mark Throdahl, President and Chief Executive Officer of OrthoPediatrics, commented, “We are excited to report another record year of outperformance with 26% annual revenue growth that reflects systematic execution of all our growth initiatives. During the fourth quarter, we continued to see strength across our entire business with Trauma and Deformity growing 34%, Scoliosis growing 21%, and Sports Medicine/Other growing 18%. We are pleased with our initial integration of Orthex and recent product launches, including PediFoot and QuickPack™ during the fourth quarter, and look forward to deeper penetration of the external fixation market and increased utilization of our product portfolio. We remain optimistic about the long-term contributions from the synergies unique to our product offering and will continue acquiring new technologies and introducing new systems to enhance our leadership position.”

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Mr. Throdahl continued, “As we look ahead to 2020, we are confident in our ability to continue to execute on our growth initiatives that will support full year 2020 revenue guidance of 22% to 24%. We believe investing $19-$21 million in consigned sets for 2020 will allow us to focus on deploying capital-efficient systems and begin realizing the revenue impact from the full roll-out of our recent product launches. We appreciate the support of our shareholders that helped us close a $60 million capital raise that provides the Company financial flexibility to support our growth initiatives. We are pleased our commitment to pediatric-specific surgical solutions has allowed us to change the lives of over 165 thousand children since our inception, and we remain dedicated to driving increased value for all our stakeholders.”

Fourth Quarter and Full Year 2019 Financial Results
Total revenue for the fourth quarter of 2019 was $19.0 million, a 30.1% increase compared to $14.6 million for the same period last year. U.S. revenue for the fourth quarter of 2019 was $14.2 million, a 29.5% increase compared to $10.9 million for the same period last year, representing 74.7% of total revenue. International revenue for the fourth quarter of 2019 was $4.8 million, a 31.8% increase compared to $3.6 million for the same period last year, representing 25.3% of total revenue.

Total revenue for 2019 was $72.6 million, a 26.0% increase compared to $57.6 million for 2018. Our U.S. revenue for 2019 was $55.1 million, a 26.7% increase compared to $43.5 million for 2018, representing 75.9% of total revenue. Our international revenue for 2019 was $17.5 million, a 24.1% increase compared to $14.1 million for 2018, representing 24.1% of total revenue.

Trauma and Deformity revenue for the fourth quarter of 2019 was $13.6 million, a 34.3% increase compared to $10.2 million for the same period last year. Scoliosis revenue was $4.9 million, a 20.7% increase compared to $4.1 million for the fourth quarter of 2018. Sports Medicine/other revenue for the fourth quarter of 2019 was $430 thousand, a 17.8% increase compared to $365 thousand for the same period last year.

Trauma and Deformity revenue for 2019 was $49.4 million, a 24.4% increase compared to $39.7 million for 2018. Scoliosis revenue for 2019 was $21.5 million, a 28.9% increase compared to $16.7 million for 2018. Sports medicine/other revenue for 2019 was $1.7 million, a 41.1% increase compared to $1.2 million in 2018.

Gross profit for the fourth quarter of 2019 was $14.5 million, a 37.4% increase compared to $10.5 million for the same period last year, and $54.6 million for 2019, a 28.0% increase compared to $42.7 million for 2018. Gross profit margin for the fourth quarter of 2019 improved to 76.2%, compared to 72.2% for the same period last year, and was 75.3% for 2019, compared to 74.2% for 2018. The increase is due to increased sales and a decrease in cost of goods sold related to the addition of sales agents in our international markets.

Total operating expenses for the fourth quarter of 2019 were $17.5 million, a 41.2% increase compared to $12.4 million for the same period last year. Full year operating expenses were $63.7 million for 2019, a 21.9% increase compared to $52.2 million for 2018. The increase in operating expenses for full year 2019 was driven by a 27.3% increase in general and administration, a 17.8% increase in sales and marketing, and a 21.5% increase in research and development. Operating loss for the fourth quarter of 2019 was ($3.0) million compared to ($1.9) million for the same period last year. Operating loss for 2019 was ($9.1) million compared to ($9.6) million for 2018.

Net interest expense for the fourth quarter of 2019 was $1.3 million, compared to $0.5 million for the same period last year, and was $3.5 million for 2019 compared to $2.3 million for 2018.

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Net loss from continuing operations for the fourth quarter of 2019 was ($4.3) million, compared to ($2.5) million for the same period last year. Total net loss including discontinued operations for the fourth quarter of 2019 was ($5.4) million, or ($0.36) per basic and diluted share attributable to common stockholders, compared to ($2.5) million, or ($0.19) per basic and diluted share for the same period last year. Adjusted EBITDA for the fourth quarter of 2019 and 2018 was ($0.9) million.

Net loss from continuing operations for 2019 was ($12.7) million, compared to ($12.0) million for 2018. Total net loss including discontinued operations for the full year 2019 was ($13.7) million, or ($0.94) per basic and diluted share attributable to common stockholders for 2019, compared to ($12.0) million, or ($0.96) per basic and diluted share for 2018. Adjusted EBITDA for the full year 2019 was ($1.1) million from ($3.5) million for the full year 2018. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the three-month period ended December 31, 2019 was 15,031,256 shares.

In the fourth quarter of 2019, we had 167 sales representatives, including representatives selling our Orthex products, up 27.5% compared to 131 in the same period of 2018.

The change in property and equipment during the fourth quarter of 2019 was $1.3 million, which compared to a reduction of $58 thousand for the same period last year, and $11.8 million for 2019, compared to $5.3 million for 2018. This investment reflects the deployment of consigned sets, which includes product specific instruments and cases and trays. Including the implants, $4.5 million of consigned sets were deployed during the fourth quarter of 2019, compared to $1.3 million during the fourth quarter of 2018.

As of December 31, 2019, cash, cash equivalents and restricted cash were $72.0 million, compared to $19.7 million as of September 30, 2019, and the Company had approximately $26.2 million in total outstanding indebtedness, which includes $5.0 million outstanding under its revolving credit facility.

Capitalization Update
On December 11, 2019, the Company completed a public offering selling 1,755,500 shares at a price of $36.50 per share, including 235,500 shares sold to the underwriters upon exercise of the option to purchase additional shares. The public offering generated net proceeds of $60 million, after deducting underwriting commissions and offering expenses payable by OrthoPediatrics.

On December 31, 2019, the Company completed the sale of substantially all of the assets related to the adult product offering of Vilex in Tennessee, Inc (“Vilex Adult Business”), as well as a license to sell the Orthex hexapod into the adult foot and ankle marketplace to Vilex LLC, an affiliate of Squadron Capital LLC (“Squadron Capital”). As consideration for the Vilex Adult Business and the Orthex license, the amount owed by OrthoPediatrics under its Term Note B payable to Squadron Capital was reduced by $25.0 million. The Company repaid in full the remaining $5.0 million of principal outstanding under the Term Note B, plus all accrued interest, on December 31, 2019, with funds received from its revolving credit facility with Squadron Capital.

Full Year 2020 Financial Guidance
OrthoPediatrics is providing financial guidance for the full year 2020, as follows:
•Revenue growth in a range of 22% to 24% year-over-year
•Consigned set investments in a range of $19.0 million to $21.0 million

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Conference Call
OrthoPediatrics will host a conference call on Thursday, March 5, 2020, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 7662677. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its first quarter 2020 financial results. In addition, a telephonic replay of the call will be available until March 12, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 7662677.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019, as updated and supplemented by our other SEC reports filed time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss from continuing operations, plus interest expense, net plus other expense, depreciation and amortization, stock-based compensation expense, accelerated vesting of restricted stock upon our IPO, and acquisition related costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments.

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Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Net Loss from continuing operations to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 33 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash	$70,777	$60,691
Restricted cash	1,250	—
Accounts receivable - trade, less allowance for doubtful accounts of $506 and $134, respectively	16,003	8,999
Inventories, net	38,000	25,708
Notes receivable	564	502
Prepaid expenses and other current assets	1,464	1,256
Total current assets	128,058	97,156

Property and equipment, net	21,349	12,768

Other assets:
Amortizable intangible assets, net	14,484	1,921
Goodwill	26,183	—
Other intangible assets	4,490	260
Total other assets	45,157	2,181

Total assets	$194,564	$112,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$6,467	$3,971
Accrued compensation and benefits	4,349	3,552
Current portion of long-term debt with affiliate	124	118
Other current liabilities	2,723	1,576
Total current liabilities	13,663	9,217

Long-term liabilities:
Long-term debt with affiliate, net of current portion	26,067	21,156
Operating lease liabilities	63	—
Deferred revenue	12,410	—
Total long-term liabilities	38,540	21,156

Total liabilities	52,203	30,373

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 16,723,128 shares and 14,538,202 shares issued and outstanding as of December 31, 2019 and December 31, 2018	4	4
Additional paid-in capital	271,182	197,442
Accumulated deficit	(128,822)	(115,091)
Accumulated other comprehensive loss	(3)	(623)
Total stockholders' equity	142,361	81,732

Total liabilities and stockholders' equity	$194,564	$112,105

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$18,952	$14,568	$72,552	$57,559
Cost of revenue	4,502	4,054	17,933	14,879
Gross profit	14,450	10,514	54,619	42,680

Operating expenses:
Sales and marketing	8,360	6,558	31,284	26,563
General and administrative	7,216	4,545	26,664	20,938
Research and development	1,905	1,277	5,748	4,732
Total operating expenses	17,481	12,380	63,696	52,233

Operating loss	(3,031)	(1,866)	(9,077)	(9,553)

Other expenses:
Interest expense, net	1,306	533	3,538	2,255
Other expense (income)	(8)	69	70	217
Total other expenses	1,298	602	3,608	2,472

Net loss from continuing operations	(4,329)	(2,468)	(12,685)	(12,025)
Net loss from discontinued operations, net of tax	(1,100)	—	(1,046)	—
Net loss	$(5,429)	$(2,468)	$(13,731)	$(12,025)
Net loss attributable to common stockholders	$(5,429)	$(2,468)	$(13,731)	$(12,025)
Weighted average common shares - basic and diluted	15,031,256	13,010,761	14,624,194	12,567,387
Net loss from continuing operations per share attributable to common stockholders - basic and diluted	$(0.29)	$(0.19)	$(0.87)	$(0.96)
Net loss from discontinued operations per share attributable to common stockholders - basic and diluted	(0.07)	—	(0.07)	—
Net loss per share attributable to common stockholders - basic and diluted	$(0.36)	$(0.19)	$(0.94)	$(0.96)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(13,731)	$(12,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of discontinued operations	210	—
Depreciation and amortization	4,671	2,892
Stock-based compensation	2,603	3,185
Changes in certain current assets and liabilities:
Accounts receivable - trade	(5,820)	(3,801)
Inventories	(9,767)	(4,801)
Prepaid expenses and other current assets	(137)	(425)
Accounts payable - trade	2,401	(1,524)
Accrued expenses and other liabilities	1,946	947
Other	(1)	(31)
Net cash used in operating activities - continuing operations	(17,625)	(15,583)
Net cash provided by operating activities - discontinued operations	(144)	—
Net cash used in operating activities	(17,769)	(15,583)

INVESTING ACTIVITIES
Acquisition of Vilex, net of cash acquired	(49,836)	—
Purchases of notes receivable	—	(502)
Purchases of licenses	(270)	(210)
Purchases of property and equipment	(11,816)	(5,253)
Net cash used in investing activities	(61,922)	(5,965)

FINANCING ACTIVITIES
Proceeds from issuance of debt with affiliate	30,000	—
Payment of revolving credit facility with affiliate	—	(4,065)
Proceeds from issuance of common stock, net of issuance costs	59,996	43,425
Proceeds from exercise of stock options	1,141	410
Payments on mortgage notes	(118)	(113)
Net cash provided by financing activities	91,019	39,657

Effect of exchange rate changes on cash	8	—

NET INCREASE IN CASH	11,336	18,109

Cash, beginning of year	60,691	42,582
Cash and restricted cash, end of period	$72,027	$60,691

Cash paid for interest	$4,229	$2,255
Transfer of instruments from property and equipment to inventory	$1,037	$362
Acquisition consideration of common shares	$10,000	$—
Intellectual property license	$12,410	$—
Divestiture consideration allocated to assets held for sale	$12,590	$—
Payment of Term Note B with revolving credit facility	$5,000	$—

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
Product sales by geographic location:	2019	2018	2019	2018
U.S.	$14,155	$10,929	$55,055	$43,461
International	4,797	3,639	17,497	14,098
Total	$18,952	$14,568	$72,552	$57,559

	Three Months Ended December 31,		Year Ended December 31,
Product sales by category:	2019	2018	2019	2018
Trauma and deformity	$13,631	$10,150	$49,371	$39,695
Scoliosis	4,891	4,053	21,485	16,662
Sports medicine/other	430	365	1,696	1,202
Total	$18,952	$14,568	$72,552	$57,559

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss from continuing operations	$(4,329)	$(2,468)	$(12,685)	$(12,025)
Interest expense, net	1,306	533	3,538	2,255
Other expense	(8)	69	70	217
Depreciation and amortization	1,405	715	4,671	2,892
Stock-based compensation	707	287	2,603	1,199
Accelerated vesting of restricted stock upon our IPO	—	—	—	1,986
Acquisition related costs	—	—	737	—
Adjusted EBITDA	$(919)	$(864)	$(1,066)	$(3,476)

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